Exhibit 3.1

FRANCISCO V. AGUILAR
Secretary of State

RUBEN J. RODRIGUEZ
Deputy Secretary for Southern Nevada

2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2452

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

GABRIEL DI CHIARA
Chief Deputy Secretary of State

DEANNA L. REYNOLDS
Deputy Secretary for Commercial Recordings

401 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7141

Business Entity - Filing Acknowledgement

04/03/2025

Work Order Item Number:	W2025040302533-4365554
Filing Number:	20254798033
Filing Type:	Amendment After Issuance of Stock
Filing Date/Time:	4/3/2025 1:14:00 PM
Filing Page(s):	3

Indexed Entity Information:

Entity ID: E0034092011-6 **Entity Name:** EdgeMode, Inc.

Entity Status: Active **Expiration Date:** None

Commercial Registered Agent
CORPORATE CREATIONS NETWORK INC.
8275 SOUTH EASTERN AVENUE #200, Las Vegas, NV 89123, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FVAguilar

FRANCISCO V. AGUILAR
Secretary of State

Page 1 of 1
Commercial Recording

2250 Las Vegas Blvd North, North Las Vegas, NV 89030 | 401 N. Carson Street, Carson City, NV 89701 | 1 State of Nevada Way, Las Vegas, NV 89119

Business Number E0034092011 - 6 Filed in the Office of Secretary of State State Of Nevada Filing Number 20254798033 Filed On 4/3/2025 1:14:00 PM Number of Pages 3

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Docusign Envelope ID : B09399B3 - BBE1 - 4D3B - 92 09 - 0686A0760BEO FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov Profit Corporation: Certificate of Amendment (PURSUANT TO NRs 78 . 380 & 78.385/78 . 390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PuRsuANT TO NRs 78.403) Officer's Statement (PURSUANT TO NRs 80 . 030) Date : 1 04/07/2025 I Time: s j :OO AM I (must not be later than 90 days after the certificate is filed) 4. Effective Date and Time: (Optional) Changes to takes the following effect: D The entity name has been amended . D The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) D The purpose of the entity has been amended . IR] The authorized shares have been amended. D The directors, managers or general partners have been amended. D IRS tax language has been added. D Articles have been added. D Articles have been deleted. D Other. The articles have been amended as follows : (provide article numbers, if available) Article Ill is hereby amended in its entirety (continued below) J 5. Information Being Changed: (Domestic corporations only) - (attach additional page(s) if necessary) X f I Chief Executiv e Officer I 6. Signature: (Required) Signature of Officer or Authorized Signer Title X I I Signature of Officer or Authorized Signer Title *If any proposed amendment would alter or change any preference or any relative or other r i ght given to any class or ser i es of outstanding shares, then the amendment must be approved by the vote , in add iti on to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof. Please include any required or optional information in space below: (attach addit i onal page(s) if necessary) as indicated on Exhibit A attached hereto. This form must be accompanied by appropriate fees. Page 2 of 2 Rev ise d : 9/1/2023

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Docusign Envelope ID : B09399B3 - BBE1 - 4D3B - 9209 - 0686A0760BEO Exhibit A Certificate of Amendment to the Articles oflncorporation I . Name of corporation: EdgeMode, Inc . 2. The Articles have been amended as follows (provide article numbers, if ava il able) : Article III is hereby amended in its entirety to read as follows : 3. The Corporation shall have the authority to issue: (a) 7,000,000,000 shares of common stock, par value of $0 . 001 per share; and (b) 5 , 000 , 000 shares of preferred stock, par value $0.00 I per share, with such rights, preferences, series and designations shall be determined by the board of directors. 3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of th e voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is : 4. Effective date of filing (optional) : April 7 , 2025 5. Signature (required) : Charles Faulkner, Chief Executive Officer

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NEVADA STATE BUSINESS LICENSE EdgeMode, Inc. Nevada Business Identification # NV20111048323 Expiration Date: 01/31/2026 In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada . Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration. License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived . Certificate Number: B202504035598091 You may verify this certificate online at https://www.nvsilverflume.gov/home IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 04/03/2025. FRANCISCO V. AGUILAR Secretary of State

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